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                                               Filed Pursuant to Rule 424(b)(3)
                                               Registration No. 333-86257


Supplement, Dated November 10, 1999, to Prospectus, Dated September 17, 1999, of
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UnitedGlobalCom, Inc.
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Additional Selling Securityholders. The following selling securityholders are added to the list of sellilng securityholders in the prospectus:

                                                    Number of Depositary Shares
                                                    ---------------------------
Name of Selling Securityholder                          Owned       Offered
------------------------------                         ------       -------
GLG Market Neutral Fund............................    63,500        63,500

Mainstay Convertible Fund..........................    84,000        84,000

Mainstay VP Convertible Fund.......................     8,500         8,500

New York Life Separate Account #7..................     8,500         8,500